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                                                                    EXHIBIT 3.12

                            CERTIFICATE OF AMENDMENT

                                       OF

                       CERTIFICATE OF LIMITED PARTNERSHIP

Pursuant to the provisions of Section 2.02 of the Texas Revised Limited Partnership Act, the undersigned limited partnership desires to amend its certificate of limited partnership and for that purpose submits the following certificate of amendment.

     1. The name of the limited partnership is Sunoco Partners Marketing & Terminals L.P.

     2. The certificate of limited partnership is hereby amended by striking out Article Four thereof and by substituting in lieu of said Article the following new Article:

     "4. General Partner. The name and the business, residence or mailing address of the general partner are:


                           Sunoco Logistics Partners GP LLC
                           1801 Market Street
                           Philadelphia, PA  19103"

Dated this 8th day of February, 2002.

                                                    SUNOCO LOGISTICS
                                                    PARTNERS GP LLC
                                                    Its General Partner

                                                    By: /s/ David A. Justin
                                                       -----------------------
                                                    Name: David A. Justin
                                                         ---------------------
                                                    Title: Vice President
                                                          --------------------